As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-83336

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Alcan Inc.	Canada	Not Applicable
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Roy Millington, Corporate Secretary

Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

________________

Copies to:

Scott D. Miller

Sullivan & Cromwell LLP

1870 Embarcadero Road

 Palo Alto, California 94303

(650) 461-5600

Approximate date of commencement of proposed sale to the public: Not applicable

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION

                On November 15, 2007, Rio Tinto Canada Holding Inc., an indirect wholly-owned subsidiary of Rio Tinto plc, acquired all of the common shares of Alcan Inc. not already owned by it by exercising its right under the compulsory acquisition provisions of the Canada Business Corporations Act (the "Compulsory Acquisition").  As a result, the Company has terminated all offerings of its securities pursuant to the Company's Registration Statement on Form S-3 (File No. 333-83336) (the "Registration Statement"). In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities under the Registration Statement which remained unsold as of the effective time of the Compulsory Acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Alcan Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on November 30, 2007.

ALCAN INC.

By:	/s/ Roy Millington
Roy Millington
Corporate Secretary